SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            FORM 8-K

                        CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of the
                Securities Exchange Act of 1934


              Date of Report:		March 4, 1999

           INTERACTIVE GAMING & COMMUNICATIONS CORP.

	Delaware		        	   	33-7764-C	             23-2838676
(State of	         (Commission File No.)	(IRS Employer Identi-
incorporation or                             fication Number)
organization)

 4070 Butler Pike, Suite 300, Plymouth Meeting, PA      19462
     (Address of  principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (610)-941-0305

Securities registered pursuant to Section 12 (g) of the Act:
Common Stock, par value $.001 per share

Title of each class	Name of each exchange on which registered
Class A Common Stock		 NASDAQ Bulletin Board

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1) Yes	 X	No	__

(2) Yes	 X	No	__

ITEM 5. OTHER EVENTS

Registrant announces that on February 26, 1999, it signed an agreement dated February 23, 1999, with Century Industries, I nc., of Sterling, Virginia. The agreement which by its terms, provides as follows:

(a)	for the formation of a "joint effort" corporation
to be known as Gamblenet Technologies, Ltd., as a vehicle for raising funds relating to the development and marketing of Interactive Gaming & Communication's "ToteMaster" and
"StockSleuth" internet technologies;

(b)	for the licensing of Interactive Gaming &
Communication's "ToteMaster" internet thoroughbred racing software and its "StockSleuth" internet securities search engine, to Gamblenet Technologies, the "joint effort" company, and

(c)	the issuance of four million (4,000,000) shares of
Interactive Gaming & Communications Corp. Class A common voting stock to Gamblenet as its contribution to Gamblenet, such share issuance thus amounting to fifty percent (50%) of the issued and outstanding shares of Gamblenet.

The agreement, since it concerns the creation of Gamblenet as a joint effort company, provides that should Gamblenet not accomplish its funding purpose, both Century Industries and Interactive Gaming & Communications can repatriate an equal portion of their contributions made to Gamblenet Technologies.

Gamblenet Technologies has been formed in the District of Columbia.

SIGNATURE


	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



INTERACTIVE GAMING &  COMMUNICATIONS CORP.


Registrant


/s/  MICHAEL F. SIMONE
Michael F. Simone, President
and Chief Executive Officer



Dated:  March 5, 1999